EXHIBIT 10.2

                            INDEMNIFICATION AGREEMENT


           THIS INDEMNIFICATION AGREEMENT (this "Agreement") dated as of this 1st day of April, 1999 among Embrex, Inc., a North Carolina corporation (the "Company"), Randall L. Marcuson, Charles E. Austin, C. Daniel Blackshear, Lester
M. Crawford, D.V.M. Ph.D., Peter J. Holzer, Kenneth N. May, Ph.D., and Arthur M. Pappas (each an "Indemnitee" and collectively the "Indemnitees").

                                   WITNESSETH:

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Indemnification. To the fullest extent from time to time permitted by law, the Company will indemnify and hold harmless each Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, employee, shareholder, agent, or other representative of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any and all costs or losses whatsoever, including but not limited to expenses (including attorneys' and other fees), judgments, fines and amounts paid in settlement, incurred by the Indemnitee in connection with such action, suit or proceeding. Provided, however, indemnification shall not be permitted under this Agreement: (i) in connection with any proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in his official capacity, in which the Indemnitee was adjudged liable on the basis that personal benefit was improperly received by the Indemnitee; (ii)
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with respect to any criminal action or proceeding, unless the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and had no reasonable cause to believe his conduct was unlawful; and (iii) as to an Indemnitee in the capacity of a shareholder, in connection with any report, form, or other filing required to be made by the Indemnitee, in the capacity as a shareholder, under federal or state securities laws.

        2. Indemnification under By-Laws. In furtherance of the indemnification provided in Section 1, the Company agrees that it shall maintain in full force and effect the indemnification provisions of the Company's By-Laws as currently in effect (the "By-Laws") with respect to the Indemnitees, shall not amend or otherwise restrict or impair such provisions as they may apply to the Indemnitees and shall indemnify the Indemnitees to the fullest extent permitted by the By-Laws; provided, however, that the Company shall not be required by this Section 2 to indemnify the Indemnitees to any extent prohibited by law.

        3. Expenses; Indemnification Procedure.

           (a) Advancement of Expenses. Expenses (including attorneys' and other fees) incurred by an Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding. All advances to be made hereunder shall be paid by the Company to the Indemnitee within 10 days following a written request therefor from the Indemnitee.

           (b) Notice/Cooperation by Indemnitee. An Indemnitee shall give the Company prompt notice in writing of the commencement of any action, suit or proceeding, or the threat thereof against the Indemnitee, for which indemnification will or could be sought under this Agreement. In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

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           (c) Procedure. (i) Any amounts payable by the Company pursuant to the indemnification under this Agreement shall be paid no later than ten business days after receipt of the written request of Indemnitee. If a claim is brought by an Indemnitee under this Agreement, any statute, or any provision of the Company's Certificate of Incorporation or By-Laws which provides for indemnification, and if such claim is not paid in full by the Company within 30 days after a written request by the Indemnitee for payment thereof was first received by the Company, the Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 9 of this Agreement, the Indemnitee shall also be entitled to be reimbursed for the expense (including reasonable attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that the Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and the Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 3(a) unless and until such defense shall be finally adjudicated by court order or judgment from which no further right of appeal exists.

        (ii) If the Company refuses or rejects an Indemnitee's claim for indemnification hereunder, and in the event the Indemnitee shall thereafter seek judicial enforcement of this Agreement, neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, or independent legal counsel) to have made a determination that indemnification of the Indemnitee is proper in the circumstance because the Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual

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determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has or has not met the applicable standard of conduct.

           (d) Notice to Insurers. If, at the time of the receipt of a notice of prospective claim pursuant to Section 3(b) hereof, the Company has in effect any insurance, including directors' and officers' liability insurance, which may provide for payment of or reimbursement for such claim, the Company shall give prompt notice of the assertion of such claim to each issuer of such insurance in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of an Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of, and to the extent provided in, such policies.

           (e) Insurance Offset. The Company's obligation to provide indemnification to an Indemnitee under this Agreement shall be reduced to the extent the Indemnitee actually receives indemnification from any other source (including any otherwise applicable insurance coverage available to the Indemnitee) to the extent the failure to reduce the indemnification under this Agreement would result in Indemnitee being paid in excess of Indemnitee's total loss.

           (f) Expenses. "Expenses" referred to in this Agreement shall be construed as broad as allowed by law and shall include all costs and losses whatsoever, including but not limited to the cost of investigations, hearings, attorneys' fees, court costs, damages, liabilities, judgments, fines, and settlements, plus any costs of establishing a right to indemnification under this Agreement.

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        4. Partial Indemnification. If an Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expenses, judgments, fines or penalties to which the Indemnitee is entitled.

        5. Scope of Indemnification. Notwithstanding any other provisions of this Agreement, the Company hereby agrees to indemnify the Indemnitees to the fullest extent permitted by law, whether or not such indemnification is specifically authorized by the other provisions of this Agreement or by the Company's Certificate of Incorporation, the By-Laws, or statute. In the event of any change after the date of this Agreement, in any applicable law, statute or rule which expands the right of the Company to indemnify persons serving in any of the capacities set forth in Section 1 above, such changes shall, without further action by the Company, be included within the scope of the indemnification provided to the Indemnitees by, and the Company's obligations under, this Agreement. In the event of any change in the applicable law, statute or rule that limits or restricts the right of the Company to indemnify persons serving in any of the capacities set forth in Section 1 above, such changes shall have no effect on this Agreement or the parties' rights and obligations hereunder, except to the extent required by such law, statute or rule.

        6. Benefit of Agreement. The rights of the Indemnitees hereunder shall inure to the benefit of each Indemnitee, whether or not he is a director, officer, or in any other position or relationship with the Company at the time such liabilities or expenses are imposed or incurred,

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and whether or not the claim asserted against him is based on matters that antedate the execution of this Agreement.

        7. Nonexclusivity. The rights of the Indemnitees hereunder are in addition to any other rights to which the Indemnitee may be entitled under any law, statute, certificate of incorporation, bylaw, agreement, vote of stockholders or directors, insurance policy, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The rights of any Indemnitee hereunder shall not be affected by any adverse change in the rights to which Indemnitee may be entitled under any such law, statute, certificate of incorporation, bylaw, or agreement.

        8. Directors' and Officers' Liability Insurance. The Company may maintain a policy or policies of directors' and officers' insurance with reputable insurance companies providing the Indemnitees with coverage for losses from wrongful acts or omissions, or to ensure the Company's performance of its indemnification obligations under this Agreement. In all policies of directors' and officers' liability insurance, the Indemnitees shall be named as insureds in such a manner as to provide the Indemnitees the same rights and benefits as are accorded to the most favorably insured of the Company's insured.

        9. Attorneys' Fees. In the event that any action is instituted by an Indemnitee or the Company under this Agreement to enforce or interpret any of the terms hereof and such action is adjudicated in favor of the Indemnitee, the Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by the Indemnitee with respect to such action.

        10. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and

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receipted for by the party addressee, on the date of such receipt or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on Schedule A hereto, or as subsequently designated by written notice to the other parties.

        11. Successors. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the successors, heirs and legal representatives of the Indemnitees.

        12. Severability. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify each Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

        13. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. This Agreement may be executed in any number of counterparts, each of which shall constitute an original.


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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                            EMBREX, INC.


                                            By: /s/ Randall L. Marcuson
                                               ---------------------------------
                                                  Name:  Randall L. Marcuson
                                                  Title: President and Chief
                                                         Executive Officer

                                            INDEMNITEES:

                                            /s/ Randall L. Marcuson
                                            ------------------------------------
                                            Randall L. Marcuson

                                            /s/ Charles E. Austin
                                            ------------------------------------
                                            Charles E. Austin

                                            /s/ C. Daniel Blackshear
                                            ------------------------------------
                                            C. Daniel Blackshear

                                            /s/ Lester M. Crawford
                                            ------------------------------------
                                            Lester M. Crawford, D.V.M. Ph.D.

                                            /s/ Peter J. Holzer
                                            ------------------------------------
                                            Peter J. Holzer

                                            /s/ Kenneth N. May, Director
                                            ------------------------------------
                                            Kenneth N. May, Ph.D.

                                            /s/ Arthur M. Pappas
                                             -----------------------------------
                                            Arthur M. Pappas


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                                   SCHEDULE A

        Addresses

Embrex, Inc.
1035 Swabia Court
Durham, North Carolina 27703

Randall L. Marcuson
3001 Old Weaver Trail
Creedmoor, NC 27522

Charles E. Austin
2832 Wilfred Reid Circle
Sarasota, FL 34240

C. Daniel Blackshear
104 Point Shore Drive
Goldsboro, NC 27534

Lester M. Crawford, D.V.M. Ph.D.
5815 Highland Drive
Chevy Chase, MD 20815

Peter J. Holzer
183 Edgerstoune Road
Princeton, NJ 08540

Kenneth N. May, Ph.D.
203 McElwee Street, Finley Park
North Wilkesboro, NC 28659

Arthur M. Pappas
4000 Dover Road
Durham, NC 27707


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